UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 9, 2020

ADVANCED BIOMEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53051	98-0516589
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3842-Orthopedic, Prosthetic, & Surgical Appliances & Supplies	0001385799
(Standard Industrial Classification)	(Central Index Key)

Empire State Building

350 Fifth Ave, 59th Floor

New York, NY 10118

(Address of principal executive offices, including zip code)

(718) 766-7898

(Registrant’s telephone number, including area code)

Copy of Communication to:

Befumo & Schaeffer, PLLC

P.O. Box 717

Culpeper, VA 22701

Phone: (202) 973-0186

Fax: (202) 478-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ABMT	OTCQB

Item 8.01 Other Events.

On March 9, 2020, Advanced Biomedical Technologies, Inc. (the “Company”) announced the appointment of Prof. Puyi Sheng, M.D., PhD, as its Chief Medical Officer, effective March 9, 2020. Prof. Sheng, age 53, is a professor and surgeon, specializing in Primary and Revision Arthroplasties, and Joint Surgery. Prof. Sheng currently serves as the vice director of the Department of Orthopaedic Surgery, the vice director of the Department of Joint Surgery in the First Affiliated Hospital of Sun Yat-sen University, professor and PhD student mentor of Sun Yat-sen University in Guangzhou, China. Prof. Sheng received his Bachelor and Master degrees from Sun Yat-Sen University of Medical Sciences, he received his PhD in Bone Science from Sun Yat-sen University in China and PhD in Surgery from Tampere University in Finland. During his career as an orthopaedic surgeon for over 20 years, Prof. Sheng has served in various capacities at different medical institutions including the First Affiliated Hospital of Sun Yat-Sen University in China, Coxa Hospital for Joint Replacement in Finland and Nagoya University in Japan. Prof. Sheng has published 48 science papers as author or co-author.

Prof. Sheng will have an advisory role only and report directly to and take direction from the Company’s Board of Directors. His scientific and strategic input and advice will help the Company’s research and development projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2020	ADVANCED BIOMEDICAL TECHNOLOGIES, INC.

/s/ Kai Gui
Kai Gui
Chief Financial Officer, Chief Operating Officer